Announced Cash Distribution Plan
Today’s announcement consists of two
components:
• Tender offer: Repurchase up to $20 billion of
common stock at a price per share not greater
than $24.75 and not less than $22.50
• Authorization for a $20 billion stock repurchase
plan
1
The contents of this slide is for informational purpose only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to buy the Company’s common stock will only be made pursuant to the Offer to Purchase and related materials that the Company will send to its shareholders. Shareholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. Shareholders will be able to obtain copies of the Offer to Purchase, related materials filed by the Company as part of the statement on Schedule “TO” and other documents filed with the Securities and Exchange Commission through the
Commission’s internet address at http://www.sec.gov without charge when these documents become available. Shareholders and investors may also obtain a copy of these documents, as well as any other documents the Company has filed with the Securities and Exchange Commission, without charge, from the Company or at the Investor Relations section of the Company’s Web site:
www.microsoft.com.
Shareholders are urged to carefully
read these materials prior to making any decision with respect to the offer. Shareholders and investors who have questions or need assistance may call
Georgeson Shareholder Communications, Inc. at (800) 868-1366.
Exhibit 99.6